SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

AMERITRADE HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
Common Stock

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Filed by Ameritrade Holding Corporation
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934
Subject Company: Ameritrade Holding Corporation
Commission File No.: 000-49992

This filing consists of the following materials:

(1)	Letter from Joe Moglia, Chief Executive Officer of Ameritrade Holding Corporation (“Ameritrade”), posted to the company’s website.

(2)	Letter from Joe Moglia dated June 22, 2005, emailed to associates of Ameritrade.

(3)	Acquisition Q&A dated June 22, 2005 emailed to associates of Ameritrade and TD Waterhouse USA.

June 22, 2005

Today, it gives me great pleasure to announce that Ameritrade has reached a definitive agreement with TD Bank Financial Group to acquire the U.S. brokerage business of TD Waterhouse U.S.A. This transaction combines two highly complementary franchises to create the largest online retail broker as measured by the average number of retail equity trades per day, with the scale, breadth and financial strength to be a leading player in the increasingly competitive and consolidating investor services industry. The combined company will operate under the name TD Ameritrade.

Management of Ameritrade and TD believe that had the two companies operated as a single entity for the twelve months ended March 2005 with the benefit of 100 percent of the expected gross synergies1, it would have achieved the following:

•	Average client trades per day of approximately 239,000, the highest in the industry[2];

•	Pre-tax margin of approximately 52 percent, the highest pre-tax margin of its publicly traded peers[3];

•	Annual revenue of more than $1.8 billion;

•	Annual net income of $557 million, or $0.92 per diluted share, representing 39 percent accretion over Ameritrade on a stand-alone basis for that same time period;

•	Third largest provider of services to Registered Investment Advisors with more than $42 billion in assets under custody[4];

•	Third largest account base in the industry with approximately 5,931,000 total accounts; 3,248,000 qualified accounts[5] ;

•	Client assets of approximately $219 billion; and

•	Client margin balances of approximately $7.3 billion.

More information on these points and annualized combined financials are available within the deal’s press release and fact sheets posted on www.amtd.com.

This is the right deal for Ameritrade right now. It accelerates our long-term investor strategy with access to branches and advice while maintaining industry leading pre-tax margin. We expect this combination will create value for shareholders by generating substantial cost synergies and delivers a more diverse revenue mix by shifting to an asset-gathering model.

By combining our industry-leading active trading platform with TD Waterhouse U.S.A.’s extensive investing solutions, branch network and leading registered investment advisor business, we believe that our entire combined client base will be better positioned to make the most of their trading and investing future.

At Ameritrade, we’re committed to managing this organization from our clients’ perspective, whether you’re an active trader, long-term investor or independent financial advisor. In fact, we’ll be organizing a Client Insight group in order to capture our clients’ feedback and use it to help form our offerings.

Wall Street believes in the power of consolidation in this industry. We’re no stranger to the unique challenges these deals can present, and we never settle for anything less than success. We’re prepared to do the same this time.

Sincerely,

Joe Moglia, CEO, Ameritrade

Safe Harbor

This letter contains forward-looking statements that involve risks and uncertainties. For example, statements related to expected synergies of TD Ameritrade, including cost savings and revenue opportunities; the expected financial and operational performance of TD Ameritrade, including pre-tax margin; industry rankings and competitive position; realization of Ameritrade’s strategy; the service offerings of TD Ameritrade; the expected benefits to stockholders and customers; and other statements that are not historical facts, are all forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. Various factors could cause actual results to differ materially from those anticipated by the forward-looking statements. These factors include the possibility that the necessary stockholder and regulatory approvals are not obtained; that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; that prior to the closing of the proposed transaction, the businesses of the companies suffer due to uncertainty; that TD Ameritrade is unable to transition customers, successfully execute its integration strategies, or achieve planned synergies, or that the occurrence of these events takes longer than expected; that management is unable to accurately forecast the anticipated financial results of TD Ameritrade or the timing of when those results will be realized; that TD Ameritrade is unable to compete successfully in this highly competitive and rapidly changing marketplace; that the parties are unable to retain employees that are key to the operations of the combined business; and that TD Ameritrade is unable to identify and realize future consolidation and growth opportunities. These and other risks that could cause actual results to differ materially from those described in the forward-looking statements are detailed from time to time in the documents filed by Ameritrade with the Securities and Exchange commission, including Ameritrade’s most recent form 10-K and 10-Q.

Additional Information and Where to Find It

In connection with the proposed transaction, Ameritrade will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68124, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.

Ameritrade Holding Corporation, The Toronto Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Ameritrade described above. Information regarding Ameritrade’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 24, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor

Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov and by directing a request to The Toronto-Dominion Bank, c/o TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2, Attention: Investor Relations (416) 308-9030.

1 Last twelve months ended March 2005. Synergies expected to be realized over the 18 month period after closing (Yr1: 40%, Yr2: 90%, Yr3: 100%).

2 For the quarter ended March, 2005. Source: Ameritrade, Waterhouse, E*Trade, and Schwab reports publicly filed by each entity for the quarter ended 03/05. The numbers for E*Trade are retail daily average revenue trades, which excludes professional trades. The numbers for Schwab are daily average revenue trades, which includes all client trades that generate commission revenue or revenue from principal mark-ups (i.e., fixed income), including trades of equities, options, fixed income securities, and mutual funds that generate transaction fees, and excluding Mutual Fund OneSource trades and other asset-based trades. The numbers for AMTD and TD Waterhouse U.S.A. are average daily trades, which include all client trades of equities, options, mutual funds and debt instruments.

3 Source: Pre-tax margin in Ameritrade, Waterhouse, E*Trade, and Schwab reports publicly filed by each entity for the last twelve months ended 03/05.

4 Cerulli Associates May, 2005, RIA Service Agent Survey

5 Source: Total account values listed in Ameritrade, Waterhouse, E*Trade, and Schwab reports publicly filed by each entity for the quarter ended 03/05. Total Accounts for Ameritrade include all open client accounts (funded and unfunded), except clearing accounts. Total accounts for TD Waterhouse U.S.A. include all funded client accounts. Qualified Accounts include all open client accounts with a total liquidation value greater than or equal to $2,000, except clearing accounts. See Glossary of Terms on the Company’s web site at www.amtd.com for additional information.

Associates:

Before I discuss today’s exciting news, let me start by saying I appreciate your focus on serving our clients the past few weeks despite all the speculation in the media. I know it can be difficult to concentrate on your work when it seems like everyone is discussing your future, and the professionalism with which you’ve conducted yourselves is truly admirable.

Today, I’m pleased to announce that Ameritrade has reached a definitive agreement with TD Bank Financial Group to acquire the U.S. brokerage business of TD Waterhouse U.S.A.

Building on our strong track record as a leading industry consolidator, this is the right deal for Ameritrade right now. It accelerates our long-term investor strategy, provides significant synergies and revenue opportunities and creates a platform with a full-spectrum of products and services. This sets a stage for our future growth. We believe the combination also provides an opportunity for significant net income growth with minimal credit or interest rate risk.

Combining the best of both companies, we will create the largest online retail broker as measured by the number of retail equity trades per day, with the scale, breadth and financial strength to be a leading player in the increasingly competitive and consolidating investor services industry.

Management of Ameritrade and TD believe that had the two companies operated as a single entity for the twelve months ended March 2005 with the benefit of 100 percent of the expected gross synergies1, it would have achieved the following:

•	Average client trades per day of approximately 239,000, the highest in the industry[2];

•	Pre-tax margin of approximately 52 percent, the highest pre-tax margin of its publicly traded peers[3];

•	Annual revenue of more than $1.8 billion;

•	Annual net income of $557 million, or $0.92 per diluted share, representing 39 percent accretion over Ameritrade on a stand-alone basis for that same time period;

•	Third largest provider of services to Registered Investment Advisors with more than $42 billion in assets under custody[4];

•	Third largest account base in the industry with approximately 5,931,000 total accounts; 3,248,000 qualified accounts[5];

•	Client assets of approximately $219 billion; and

•	Client margin balances of approximately $7.3 billion.

With the combination of Ameritrade’s industry-leading active trading platform and TD Waterhouse U.S.A’s premier investing solutions and expansive branch network, this deal will have tremendous benefits for clients of both firms. And as we continue to bolster our client-centric strategy, this combination will no doubt help them make the most of their trading and investing futures.

As part of this transaction, I have agreed to remain as CEO of the combined company. Obviously, this announcement means a great deal of work ahead for all of us, but it’s nothing we haven’t tackled before, and I know that you’re up to the challenge. We’ll be building new relationships, with teams from both organizations working closely to ensure a smooth transition and integration. There’s no question in my mind that we can make this work.

Please remember this is an announcement – regulators and Ameritrade shareholders still need to approve the deal. At Ameritrade, it’s business as usual until further notice. We’re making great strides with our client segmentation strategy, so let’s stay on track.

I’m sure you have questions, and I invite you to join me for special Associate Assemblies tomorrow afternoon at 3:15 PM (CT) and 4:15 PM (CT). I apologize that I can’t meet with you today, but today’s announcement necessitated meetings with analysts and media for much of the day. For additional information, we’ve attached the press release, merger fact sheets and a Q&A to help answer your questions. We are committed to communicating frequently and sharing our integration plans and progress with you regularly.

Conference calls for media and analysts will also take place this afternoon beginning at 1:30 PM (CT) to discuss details of the agreement. For more information please see www.amtd.com.

As we continue to celebrate our 30th anniversary, I realize exceptional achievements like today’s announcement could not have happened without exceptional people like you. I feel very thankful to be a part of this organization.

Sincerely,

Ameritrade Confidential. Please remember that everything we disclose is proprietary to Ameritrade and must not be communicated outside of the company.

Safe Harbor

This letter contains forward-looking statements that involve risks and uncertainties. For example, statements related to realization of Ameritrade’s strategy; expected synergies of TD Ameritrade, including cost savings and revenue opportunities; the service offerings of TD Ameritrade; the expected benefits to stockholders and customers; the expected financial and operational performance of TD Ameritrade, including increased net income; credit and interest rate risk; industry rankings and competitive position; future consolidation and growth; and other statements that are not historical facts, are all forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. Various factors could cause actual results to differ materially from those anticipated by the forward-looking statements. These factors include the possibility that the necessary stockholder and regulatory approvals are not obtained; that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; that prior to the closing of the proposed transaction, the businesses of the companies suffer due to uncertainty; that TD Ameritrade is unable to transition customers, successfully execute its integration strategies, or achieve planned synergies, or that the occurrence of these events takes longer than expected; that management is unable to accurately forecast the anticipated financial results of TD Ameritrade or the timing of when those results will be realized; that TD Ameritrade is unable to compete successfully in this highly competitive and rapidly changing marketplace; that the parties are unable to retain employees that are key to the operations of the combined business; and that TD Ameritrade is unable to identify and realize future consolidation and growth opportunities. These and other risks that could cause actual results to differ materially from those described in the forward-looking statements are detailed from time to time in the documents filed by Ameritrade with the Securities and Exchange commission, including Ameritrade’s most recent form 10-K and 10-Q.

Additional Information and Where to Find It

In connection with the proposed transaction, Ameritrade will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68124, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.

Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Ameritrade described above. Information regarding Ameritrade’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 24, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov and by directing a request to The Toronto-Dominion Bank, c/o TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2, Attention: Investor Relations (416) 308-9030.

1 Last twelve months ended March 2005. Synergies expected to be realized over the 18 month period after closing (Yr1: 40%, Yr2: 90%, Yr3: 100%).

2 For the quarter ended March, 2005. Source: Ameritrade, Waterhouse, E*Trade, and Schwab reports publicly filed by each entity for the quarter ended 03/05. The numbers for E*Trade are retail daily average revenue trades, which excludes professional trades. The numbers for Schwab are daily average revenue trades, which includes all client trades that generate commission revenue or revenue from principal mark-ups (i.e., fixed income), including trades of equities, options, fixed income securities, and mutual funds that generate transaction fees, and excluding Mutual Fund OneSource trades and other asset-based trades. The numbers for AMTD and TD Waterhouse U.S.A. are average daily trades, which include all client trades of equities, options, mutual funds and debt instruments.

3 Source: Pre-tax margin in Ameritrade, Waterhouse, E*Trade, and Schwab reports publicly filed by each entity for the last twelve months ended 03/05.

4 Cerulli Associates May, 2005, RIA Service Agent Survey

5 Source: Total account values listed in Ameritrade, Waterhouse, E*Trade, and Schwab reports publicly filed by each entity for the quarter ended 03/05. Total Accounts for Ameritrade include all open client accounts (funded and unfunded), except clearing accounts. Total accounts for TD Waterhouse U.S.A. include all funded client accounts. Qualified Accounts include all open client accounts with a total liquidation value greater than or equal to $2,000, except clearing accounts. See Glossary of Terms on the Company’s web site at www.amtd.com for additional information.

Ameritrade and TD Waterhouse U.S.A. Acquisition Q&A
June 22, 2005

OVERVIEW:
The Q&A below provides information for associates of Ameritrade and TD Waterhouse U.S.A. related to the acquisition announcement on June 22, 2005. The information is organized to assist you in answering general questions you may receive, in addition to questions specifically related to how the deal will affect you.

Note: Specific client questions should be directed to client service representatives from their respective company. Please direct Ameritrade client questions to 1-800-669-3900; for TD Waterhouse U.S.A. clients, please direct questions to 1-800-934-4448. Specific highlights and terms of the deal can be found on the press release and acquisition fact sheet available on www.amtd.com or www.tdwaterhouse.com.

If Ameritrade shareholders have questions, direct them to Dave Pleiss in Ameritrade Investor Relations at 402-597-5658 or dpleiss@ameritrade.com. For Ameritrade media inquiries, please refer them to Donna Kush in Ameritrade Corporate Communications at 402-827-8931 or dkush@ameritrade.com. For TD Waterhouse U.S.A. or TD Bank Financial Group media inquiries, these calls should be directed to Kelly Hechler, TDBFG Media Relations at (416) 982-2469, or kelly.hechler@td.com. If TD Bank Financial Group shareholders have questions, direct them to Scott Lamb in TDBFG Investor Relations at (416) 982-5075, or scott.lamb@td.com.

KEY MESSAGES REGARDING THE DEAL
Use the points below to answer any general questions you may receive from friends or family regarding the deal.

For additional information related to highlights of the deal, please see the press release and acquisition fact sheet.

•	Ameritrade has reached a definitive agreement with TD Bank Financial Group to acquire the U.S. brokerage business of TD Waterhouse U.S.A. Together, we will create the largest online retail broker as measured by average retail equity trades per day, with the scale, breadth and financial strength to be a leading player in the increasingly competitive and consolidating investor services industry.

•	We believe the combination will provide an opportunity for significant net income growth with minimal additional exposure to credit or interest rate risk and accelerate Ameritrade’s long-term investor strategy with access to branches and advice while maintaining industry leading pre-tax margin. We expect this combination will create value for shareholders by generating substantial cost synergies and deliver a more diverse revenue mix by shifting to an asset-gathering model.

•	This is also an exciting time to be an Ameritrade/TD Waterhouse U.S.A client. Although nothing changes for now, following the closing and after the integration of the two businesses, clients will benefit from the full spectrum of enhanced trading and investing solutions the new company will be able to offer. This means that clients will have more power, more tools, more choices and more of the edge they need to make the most of their trading and investing futures.

•	Clients will get the best of both worlds in one combined company. We’ll be taking the powerful online trading tools, advanced technology, 24/7 service, execution quality and value you expect from Ameritrade and adding the extensive branch network, personalized investment services and financial advice that TD Waterhouse U.S.A. offers.

•	The overall brand will be TD AMERITRADE. Please remember that until the transaction is approved and closes, the two firms will continue to act as separate entities.

INTERNAL ASSOCIATE QUESTIONS
Note: The following questions and answers are for internal use only.

For additional information related to highlights of the deal, please see the press release and acquisition fact sheet.

Q: How will this deal affect me?
A: We all appreciate your hard work over the past few weeks despite all the speculation in the media. We know it can be difficult to stay focused on your work when it seems like everyone is discussing your future. We are committed to making the integration and transition as smooth as possible for associates of both firms, and will keep you informed on any decisions that affect you, and we will do that honestly and with respect.

Q: Will positions at either company be eliminated or changed?
A: We recognize that news like this can cause a great deal of uncertainty both professionally and personally. Ameritrade and TD Waterhouse are committed to treating all associates fairly, honestly and with respect. We recognize and appreciate your efforts during this challenging time.

While we will work to minimize job loss through attrition and by limiting external hiring, the reality is that we expect there will be staff reductions. This job loss will primarily occur in the areas where we have overlapping operations. No matter what the situation, Ameritrade and TD Waterhouse are committed to treating all associates fairly, honestly and with respect.

The transaction is expected to close within approximately six months. It is business as usual until then and no job reductions related to the merger are planned prior to the deal closing. Between now and the close of the deal, an integration team of senior management from both companies will review the future needs of the new TD Ameritrade. Your expertise, skills and the relationships you’ve built will be invaluable as we move forward, and clients will continue to need the high level of service you provide.

Q: Why are we doing this deal now?
A: This is the best deal at this time. We believe the combination will provide an opportunity for significant net income growth with minimal exposure to credit or interest rate risk. It will create an even stronger platform for future consolidation and growth.

Together, we will create the largest online retail broker as measured by the average number of retail equity trades per day, with the scale, breadth and financial strength to be a leading player in the increasingly competitive and consolidating investor services industry. The combination of Ameritrade’s industry-leading active trading platform with TD Waterhouse U.S.A.’s extensive investing solutions will create a full spectrum of financial services for all clients.

Q: When will the acquisition be completed?
A: The acquisition requires regulatory and Ameritrade shareholder approval before it can be finalized, and that will take time. The companies expect the transaction to close within approximately six months.

Q: Who is the management team? Who will be on the Board of Directors?
A: Joe Moglia will become chief executive officer of the combined company.

The initial board of directors will include J. Joe Ricketts, Ameritrade founder and chairman of the combined company, vice-chairman Ed Clark, the CEO of TD Bank Financial Group, TD Ameritrade CEO Joe Moglia, J. Peter Ricketts, president and chief operating officer of TD Ameritrade and Thomas S. Ricketts. The remaining TD representatives and three independent members will be selected prior to closing.

Q: What will happen to the company name?
A: The combined company will operate under the name TD AMERITRADE. We will work closely to analyze and determine the best way to leverage the value of both existing brands to ensure that trademarks and trade names are used to bring maximum benefits to the new company and its clients. Please remember that until the transaction is approved and closes, the two firms will continue to compete in the marketplace. No branding or changes that might affect clients or shareholders will be made before that time.

The goal is to bring the best of both brands together to create a recognizable brand that will have greater meaning and relevance to investors.

Q: What executives were involved in this decision?
A: The terms of this transaction were negotiated by TD Bank Financial Group and Ameritrade with the support of senior management teams from Ameritrade, TDBFG and TD Waterhouse.

Q: Is regulatory and shareholder approval necessary? How will the TD Waterhouse and Ameritrade business be run during the regulatory and shareholder approval process?
A: Yes, the deal requires regulatory and Ameritrade shareholder approvals before it can be finalized. We estimate that this transaction will close in approximately six months.

For both Ameritrade and TD Waterhouse, it will be business as usual until full regulatory and shareholder approval is achieved. Both companies need to focus on continuing to serve their clients and achieving their business goals and objectives.

Q: Who will represent TD Waterhouse interests during the transition period?
A: A transition team comprised of senior managers from Ameritrade and TD Waterhouse USA will be established to lead integration following the closing of the transaction. Our goal is to make the integration experience as seamless as possible for clients and associates. Ameritrade has a strong track record of doing just that, having successfully integrated seven companies since 2001. Integration will be organized into phases and could take up to 18 months to complete once the transaction closes.

Q: Will Ameritrade and TD Waterhouse discontinue their advertising and promotional programs?
A: Until the deal closes, the two companies will operate as separate entities. Both Ameritrade and TD Waterhouse will each continue to promote their respective company in the same manner as before the deal.

Q: What will happen to the leadership of Ameritrade and TD Waterhouse USA?
A: We are committed to building a team comprised of the best leaders from both organizations. The goal is to leverage talent from both companies when possible and to combine the best products, systems and processes.

Q: What business functions will be eliminated as a result of the transaction?
A: We can’t speculate on what may happen after the transaction closes, but it is clear that TD Waterhouse U.S.A.’s branches and independent financial advisor businesses complement Ameritrade’s business model. As in any transaction of this nature, it is likely there will be staff reductions where duplicate operations exist.

Q: How will Ameritrade and TD Waterhouse associates receive information as the transaction progresses?
A: It’s a priority for us to keep you informed as the transaction progresses. Regular updates will be posted on the “What’s New” section of the TDW intranet homepage and Announcements section of Athena, Ameritrade’s intranet. Senior managers will also provide regular updates to their teams.

Q: Will associates be entitled to severance if their positions no longer exist? Will current compensation and benefits change for TD Waterhouse associates prior to the transaction being approved?
A: Between now and the approval of the transaction, it is business as usual at both firms. This means that all compensation, benefit and associate policies will operate as they normally do. Associates who are left without a job in connection with the merger will be eligible to receive severance packages. Both Ameritrade and TDBFG are committed to treating associates fairly and with respect.

Q: Will current compensation including bonuses, health benefits, retirement plans, vacation allocations, medical and other leaves change for Ameritrade or TD Waterhouse associates as a result of the transaction?

A: Between now and the approval of the transaction, it is business as usual at both TD Waterhouse and Ameritrade. Associates will continue to receive compensation, benefits and vacation allocations according to the plans in effect at their company until a deal is approved. If there are any changes to the compensation, benefits, retirement plans, vacation allocations of associates who remain with the new company, information will be provided to associates prior to any changes taking effect. Any existing medical or other leave arrangements will be honored.

Q: Will TD Waterhouse U.S.A. associates still receive their bonus if the deal closes before bonuses are paid?
A: All bonus arrangements will be honored for eligible, qualified associates for the current year.

Q: When will Ameritrade be onsite at TD Waterhouse U.S.A.?
A: As the integration team develops their plans, we will share information about when Ameritrade will be onsite.

Q: Where can I get more information about Ameritrade?
A: You can learn more about Ameritrade and their client offerings at www.ameritrade.com and www.ameritradeinstitutional.com. Corporate and investor information is also available at www.amtd.com. Fact sheets for both companies can be found on www.amtd.com.

Ameritrade’s headquarters is located in Omaha, Nebraska. They have call centers in Omaha and Ft. Worth, Texas and offices in Columbia, Maryland and Jersey City, New Jersey.

Q: Where can I learn more about TD Waterhouse U.S.A.?
A: You can learn more about TD Waterhouse U.S.A. and their client offerings at www.tdwaterhouse.com. Fact sheets for both companies can be found on www.amtd.com.

TD Waterhouse U.S.A. is headquartered in New York, New York. They have hundreds of branches across the U.S.

Q: What are the next steps?
A: Continue with business as usual until the close. As more information is available, we will communicate this information to you through our normal communication channels. Integration will begin as soon as the transaction closes and is expected to take 18 months.

Please remember that everything we disclose is proprietary and must not be communicated outside of the company.

Safe Harbor
This Q&A contains forward-looking statements that involve risks and uncertainties. For example, statements related to the expected financial and operational performance of TD Ameritrade, including increased net income and pre-tax margin; expected synergies of TD Ameritrade, including cost savings and revenue opportunities; credit and interest rate risk; industry rankings and competitive position; realization of Ameritrade’s strategy; the service offerings of TD Ameritrade; the expected benefits to stockholders and customers; the expected impact of the transaction on employees; execution of integration plans; management and organizational structure; timing of the closing; future consolidation and growth; and other statements that are not historical facts, are all forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. Various factors could cause actual results to differ materially from those anticipated by the forward-looking statements. These factors include the possibility that the necessary stockholder and regulatory approvals are not obtained; that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; that prior to the closing of the proposed transaction, the businesses of the companies suffer due to uncertainty; that TD Ameritrade is unable to transition customers, successfully execute its integration strategies, or achieve planned synergies, or that the occurrence of these events takes longer than expected; that management is unable to accurately forecast the anticipated financial results of TD Ameritrade or the timing of when those results will be realized; that TD Ameritrade is unable to compete successfully in this highly competitive and rapidly changing marketplace; that the parties are unable to retain employees that are key to the operations of the combined business; and that TD Ameritrade is unable to identify and realize future consolidation and growth opportunities. These and other risks that could cause actual results to differ materially from those described in the forward-looking statements are detailed from time to time in the documents filed by Ameritrade with the Securities and Exchange Commission, including Ameritrade’s most recent form 10-K and 10-Q.

Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68124, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.

Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Ameritrade described above. Information regarding Ameritrade’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 24, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov and by directing a request to The Toronto-Dominion Bank , c/o TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2, Attention: Investor Relations (416) 308-9030.

1 Source: Ameritrade, Waterhouse, E*Trade, and Schwab reports publicly filed by each entity for the quarter ended 03/05 or last twelve months ended 0305 for average trades per day and pre-tax margin. Source for being the third largest RIA provider: Cerulli Associates, RIA Service Agent Survey, May 2005. Quarterly trading volume numbers for E*Trade are retail daily average revenue trades, which excludes professional trades. The numbers for Schwab are daily average revenue trades, which includes all client trades that generate commission revenue or revenue from principal mark-ups (i.e., fixed income), including trades of equities, options, fixed income securities, and mutual funds that generate transaction fees, and excluding Mutual Fund OneSource trades and other asset-based trades. The numbers for AMTD and TD Waterhouse U.S.A. are average daily trades, which include all client trades of equities, options, mutual funds and debt instruments.